Exhibit 99.1

Covidien Reports First-Quarter 2015 Results

•	First-quarter net sales up 2% (up 6%, excluding foreign exchange rate movement)

•	First-quarter diluted GAAP earnings per share were $1.12; excluding specified items, adjusted diluted earnings per share were $1.11

DUBLIN, Ireland - January 22, 2015 - Covidien plc (NYSE: COV) today announced financial results for the first quarter of fiscal 2015. First-quarter net sales of $2.69 billion increased 2% from the $2.64 billion in the first quarter a year ago. Operational sales growth in the quarter was 6%, as foreign exchange rate movement lowered the quarterly sales growth rate by four percentage points.

Sales for the company’s Medical Devices segment of $2.28 billion in the first quarter of fiscal 2015 were 1% higher than the $2.25 billion in the comparable quarter of last year. Operational sales growth for the Medical Devices segment was 6%, as foreign exchange rate movement reduced the quarterly sales growth rate by five percentage points. The company’s Medical Supplies segment also posted strong results, achieving 5% sales growth.
“We continued to perform strongly during the quarter, driven by considerable growth in Surgical Solutions, our largest product category, as well as important new offerings and a sustained focus on productivity improvement,” said José E. Almeida, chairman, president and CEO, Covidien. “We expect to maintain this solid performance as we continue to invest in and execute our global strategy.”
Covidien continued to execute on its strategy of innovation, customer-focused portfolio management, emerging markets growth and driving operational leverage. Recent highlights include:

•
Receiving CE Mark approval for its Stellarex™ drug-coated angioplasty balloon for the treatment of peripheral arterial disease, and for its Nellcor™ Bedside SpO2 Patient Monitoring System, PM100N pulse oximetry monitor designed for home care.

•	Gaining U.S. Food and Drug Administration 510(k) clearance for its Fortrex™ over-the-wire balloon catheter, a high pressure solution to maintain arteriovenous access.

•	Announcing 12-month DEFINITIVE AR study results regarding the effectiveness of plaque removal using directional atherectomy followed by drug coated balloon.

•
Having the company’s Solitaire™ stent thrombectomy device featured in the landmark MR CLEAN study, which showed that stent thrombectomy provided a significant clinical benefit when compared to pharmaceutical treatment alone for patients suffering an acute ischemic stroke.

Diluted GAAP earnings per share were $1.12 in the first quarter of 2015, versus $0.87 per share in the comparable quarter last year. First-quarter 2015 adjusted diluted earnings per share, excluding the specified items shown on the attached tables containing non-GAAP reconciliations, were $1.11, up 11% versus $1.00 a year ago.
ABOUT COVIDIEN
Covidien is a global health care leader that understands the challenges faced by providers and their patients and works to address them with innovative medical technology solutions and patient care products.  Inspired by patients and caregivers, Covidien’s team of dedicated professionals is privileged to help save and improve lives around the world.  With more than 39,000 employees, Covidien operates in

150-plus countries and had 2014 revenue of $10.7 billion.  To learn more about our business visit www.covidien.com or follow us on Twitter.
CONTACTS

Jacqueline Strayer	Coleman Lannum, CFA
Senior Vice President	Vice President
Corporate Communications	Investor Relations
508-261-8305	508-452-4343
jacqueline.strayer@covidien.com	cole.lannum@covidien.com

Peter Lucht	Todd Carpenter
Vice President	Senior Director
External Communications	Investor Relations
508-452-4168	508-452-4363
peter.lucht@covidien.com	todd.carpenter@covidien.com
NON-GAAP FINANCIAL MEASURES
This press release contains financial measures, including operational growth, adjusted gross margin, adjusted operating income, adjusted earnings per share and adjusted operating margin, which are considered “non-GAAP” financial measures under applicable U.S. Securities and Exchange Commission rules and regulations.
These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles (GAAP). The company’s definition of these non-GAAP measures may differ from similarly titled measures used by others.
The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of Covidien’s historical operating results, comparison to competitors’ operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Covidien’s business.
Because non-GAAP financial measures exclude the effect of items that will increase or decrease the company’s reported results of operations, management strongly encourages investors to review the company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this release.
COVIDIEN CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Statements contained in this communication that refer to Covidien’s estimated or anticipated future results or other non-historical facts are forward-looking statements that reflect Covidien’s current perspective of existing trends and information as of the date of this communication. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “should,” “estimate,” “expect,” “forecast,” “outlook,” “guidance,” “intend,” “may,” “might,” “will,”

“possible,” “potential,” “predict,” “project,” or other similar words, phrases or expressions. It is important to note that Covidien’s goals and expectations are not predictions of actual performance. Actual results may differ materially from Covidien’s current expectations depending upon a number of factors affecting Covidien’s business. These factors include, among others, competitive factors and market conditions in the industry in which Covidien operates; Covidien’s ability to obtain regulatory approval and customer acceptance of new products, and continued customer acceptance of its existing products; and the other risks identified in Covidien’s periodic filings including its Annual Report on Form 10-K for the fiscal year ended September 26, 2014, and from time to time in Covidien’s other investor communications. We caution you that the foregoing list of important factors is not exclusive. In addition, in light of these risks and uncertainties, the matters referred to in Covidien’s forward-looking statements may not occur. Covidien undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as may be required by law.
NO PROFIT FORECAST / ASSET VALUATIONS
No statement in this communication is intended to constitute a profit forecast for any period, nor should any statements be interpreted to mean that earnings or earnings per share will necessarily be greater or lesser than those for the relevant preceding financial periods for Medtronic or Covidien or New Medtronic as appropriate.  No statement in this communication constitutes an asset valuation.

Covidien plc
Consolidated Statements of Income (Unaudited)
Quarters Ended December 26, 2014 and December 27, 2013
(dollars in millions, except per share data)

	Quarter Ended	Percent of	Quarter Ended	Percent of
	December 26, 2014	Net Sales	December 27, 2013	Net Sales
Net sales	$2,686	100.0%	$2,639	100.0%
Cost of goods sold (1)(2)	1,042	38.8	1,076	40.8
Gross profit	1,644	61.2	1,563	59.2
Selling, general and administrative expenses (1)(2)	865	32.2	850	32.2
Research and development expenses	133	5.0	125	4.7
Restructuring (credits) charges, net	(2)	(0.1)	57	2.2
Operating income	648	24.1	531	20.1
Interest expense	(48)	(1.8)	(53)	(2.0)
Interest income	3	0.1	2	0.1
Other (expense) income, net(2)	(20)	(0.7)	33	1.3
Income before income taxes	583	21.7	513	19.4
Income tax expense	72	2.7	115	4.4
Net income	$511	19.0	$398	15.1
Net income per share:
Basic	$1.13		$0.88
Diluted	1.12		0.87
Weighted-average number of shares outstanding (in millions):
Basic	453		452
Diluted	458		456

(1) Amortization expense of intangible assets is included in the following income statement captions in the amounts shown:
Cost of goods sold	$43		$38
Selling, general and administrative expenses	22		15
Amortization expense	65		53
Tax impact	(17)		(13)
	$48		$40
Diluted earnings per share impact	$0.11		$0.09

(2) During the first quarter of fiscal 2015, Covidien began including net gains and losses on foreign exchange transactions and related gains and losses on associated hedge transactions in other (expense) income, net. These amounts had previously been included in costs of goods sold, to the extent they related to inventory transactions, or in selling, general and administrative expenses. The comparative prior period amounts, which are presented below, have not been reclassified to other (expense) income, net as the amounts were insignificant. Net gains (losses) from foreign currency transaction exposures and the impact of related derivatives not designated as hedging instruments are included in the following income statement captions in the amounts shown:

Cost of goods sold	$—		$(23)
Selling, general and administrative expenses	—		5
Operating income	—		(18)
Other (expense) income, net	(7)		—
	$(7)		$(18)

Covidien plc
Non-GAAP Reconciliations (Unaudited)
Quarters Ended December 26, 2014 and December 27, 2013
(dollars in millions, except per share data)

	Quarter Ended December 26, 2014
	Net sales	Gross profit	Gross margin percent	Operating income	Operating margin percent	Income before income taxes	Net income (1)	Diluted earnings per share
GAAP	$2,686	$1,644	61.2%	$648	24.1%	$583	$511	$1.12
Adjustments:
Restructuring credits, net	—	—		(2)		(2)	(2)	(0.01)
Transaction costs (2)	—	—		18		18	18	0.04
Impact of tax sharing agreement (3)	—	—		—		12	12	0.03
Tax matters (4)	—	—		—		—	(28)	(0.06)
As adjusted	$2,686	$1,644	61.2	$664	24.7	$611	$511	1.11

	Quarter Ended December 27, 2013
	Net sales	Gross profit	Gross margin percent	Operating income	Operating margin percent	Income before income taxes	Net income (1)	Diluted earnings per share
GAAP	$2,639	$1,563	59.2%	$531	20.1%	$513	$398	$0.87
Adjustments:
Renal denervation charges, net (5)	—	3		9		9	22	0.05
Restructuring and related charges, net (6)	—	2		59		59	49	0.11
Impact of tax sharing agreement (7)	—	—		—		(28)	(28)	(0.06)
Tax matters (8)	—	—		—		—	15	0.03
As adjusted	$2,639	$1,568	59.4	$599	22.7	$553	$456	1.00

(1) Adjustments are tax effected at the applicable local statutory tax rates.

(2) Represents transaction costs resulting from our definitive agreement to be acquired by Medtronic, which are included in selling, general and administrative expenses.

(3) Represents the non-interest portion of the impact of our tax sharing agreement with Tyco International plc and TE Connectivity Ltd., which is included in other (expense) income, net.

(4)  Consists of $20 million resulting from the effective settlement of all tax matters related to a 2004 U.S. audit, which is subject to our tax sharing agreement with Tyco International and TE Connectivity, and $8 million resulting from the retroactive re-enactment of the U.S. research and development tax credit.

(5)  Represents charges associated with the exit of our OneShot™ renal denervation program totaling $35 million, of which $32 million is included in selling, general and administrative expenses and primarily relates to the impairment of intangible assets. The remaining $3 million relates to the write-off of inventory and is included in cost of goods sold. These charges were partially offset by $26 million of income included in selling, general and administrative expenses resulting from the reversal of contingent consideration associated with the fiscal 2012 acquisition of Maya Medical. In connection with these transactions, we recognized $24 million of income tax expense, of which $22 million related to the write-off of a prepaid tax asset that had been established in connection with the acquisition of Maya Medical. This income tax expense was partially offset by an $11 million income tax benefit on the pre-tax charges, resulting in a total net tax expense of $13 million.

(6) Includes restructuring charges of $57 million, which are included in restructuring (credits) charges, net, and restructuring-related accelerated depreciation expense of $2 million, which is included in cost of goods sold.

(7) Primarily relates to our portion of Tyco International's settlement of contract claims under a 2002 tax agreement with CIT Group Inc., a former subsidiary of Tyco International, which is included in other (expense) income, net.

(8) Relates to potential settlements of certain outstanding tax matters.

Covidien plc
Sales by Geography (Unaudited)
Quarters Ended December 26, 2014 and December 27, 2013
(dollars in millions)

	Quarter Ended
	December 26, 2014	December 27, 2013	Percent change	Currency impact	Operational growth (1)
U.S.	$533	$479	11%	—%	11%
Non-U.S. Developed Markets (2)	527	539	(2)	(9)	7
Emerging Markets (3)	253	243	4	(8)	12
Surgical Solutions	1,313	1,261	4	(5)	9
U.S.	246	237	4	—	4
Non-U.S. Developed Markets (2)	122	130	(6)	(9)	3
Emerging Markets (3)	60	58	3	(5)	8
Vascular Therapies	428	425	1	(3)	4
U.S.	612	591	4	—	4
Non-U.S. Developed Markets (2)	242	265	(9)	(9)	—
Emerging Markets (3)	91	97	(6)	(8)	2
Respiratory and Patient Care	945	953	(1)	(3)	2
U.S.	1,391	1,307	6	—	6
Non-U.S. Developed Markets (2)	891	934	(5)	(9)	4
Emerging Markets (3)	404	398	2	(7)	9
Total Covidien	$2,686	$2,639	2	(4)	6

(1)  Operational growth, a non-GAAP financial measure, measures the change in sales between current and prior year periods using a constant currency, the exchange rate in effect during the applicable prior year period. See description of non-GAAP financial measures contained in this release.

(2) Non-U.S. Developed Markets includes Western Europe, Japan, Canada, Australia and New Zealand.

(3) Emerging Markets includes Eastern Europe, Middle East, Africa, Asia (excluding Japan) and Latin America.

Covidien plc
Product Line Sales (Unaudited)
Quarters Ended December 26, 2014 and December 27, 2013
(dollars in millions)

	Quarter Ended
	December 26, 2014	December 27, 2013	Percent change	Currency impact	Operational growth (1)
Advanced Surgical	$928	$853	9%	(5)%	14%
General Surgical	385	408	(6)	(5)	(1)
Surgical Solutions	1,313	1,261	4	(5)	9
Peripheral Vascular	308	315	(2)	(3)	1
Neurovascular	120	110	9	(4)	13
Vascular Therapies	428	425	1	(3)	4
Patient Monitoring	251	250	—	(4)	4
Airway & Ventilation	166	182	(9)	(6)	(3)
Nursing Care	257	259	(1)	(3)	2
Patient Care	271	262	3	(3)	6
Respiratory and Patient Care	945	953	(1)	(3)	2
Total Covidien	$2,686	$2,639	2	(4)	6

(1)  Operational growth, a non-GAAP financial measure, measures the change in sales between current and prior year periods using a constant currency, the exchange rate in effect during the applicable prior year period. See description of non-GAAP financial measures contained in this release.

Covidien plc
Segment Sales (Unaudited)
Quarters Ended December 26, 2014 and December 27, 2013
(dollars in millions)

	Quarter Ended
	December 26, 2014	December 27, 2013	Percent change	Currency impact	Operational growth (1)
Medical Devices	$2,278	$2,251	1%	(5)%	6%
U.S. Medical Supplies	408	388	5	—	5
Total Covidien	$2,686	$2,639	2	(4)	6

(1)  Operational growth, a non-GAAP financial measure, measures the change in sales between current and prior year periods using a constant currency, the exchange rate in effect during the applicable prior year period. See description of non-GAAP financial measures contained in this release.